Exhibit 10.1

EXECUTION COPY

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”), dated as of March 15, 2019, is made by and among Ladder Capital Finance LLC, a Delaware limited liability company (the “Company”), Ladder Capital Corp, a Delaware corporation (“LCC”) and Thomas M. Harney (“Harney”).

WHEREAS, the Company and Harney are parties to that certain Amended and Restated Employment Agreement, dated as of January 23, 2014 (the “Employment Agreement”), pursuant to which Harney is currently employed by the Company as the Company’s Head of Merchant Banking and Capital Markets;

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such capitalized terms in the Employment Agreement;

WHEREAS, reference is hereby made to (i) Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (“Holdings”) and (ii) LCC’s 2014 Omnibus Incentive Plan, as in effect from time to time (the “Incentive Plan”);

WHEREAS, for purposes of this Agreement, (i) the term “Ladder Companies” means LCC, Holdings, the Company and their respective direct or indirect subsidiaries, whether currently existing or hereafter acquired or formed and (ii) the term “Common Shares” means shares of LCC’s Class A Common Stock;

WHEREAS, prior to the date hereof, Harney has been issued (i) certain options to purchase Common Shares pursuant to one or more Nonqualified Stock Option Award Agreements (collectively, the “Option Agreements”) and (ii) certain restricted Common Shares pursuant to one or more Restricted Stock Award Agreements (collectively, the “Restricted Stock Agreements”), in each case, pursuant to the Incentive Plan, with all such options issued pursuant to such Option Agreements and all such restricted Common Shares issued pursuant to such Restricted Stock Agreements together representing Equity Incentives of Harney for purposes of the Employment Agreement (collectively, the “Harney Equity Incentives”);

WHEREAS, Harney has informed the Company and LCC that Harney has determined to retire from the Ladder Companies effective as of the Separation Date (as herein defined) and, as a result thereof, Harney will resign as, and cease to be, an employee of the Company and will cease to be the Company’s Head of Merchant Banking and Capital Markets on the Separation Date and the Company and LCC has accepted such resignation by Harney; and

WHEREAS, Harney, the Company and LCC have determined to enter into this Agreement to set forth their respective mutual agreement regarding such resignation by Harney.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows.

1.                                      Separation Date.

(a)                                 The Company and Harney hereby agree that Harney’s last day of employment with the Company will be on March 15, 2019 (the “Separation Date”).  As of the Separation Date, the Employment Period will end as a result of Harney having resigned from Harney’s employment by the Company without Good Reason, and with the Company hereby waiving the ninety day written notice requirement by Harney set forth in Section 4(a) of the Employment Agreement for such a resignation by Harney.

(b)                                 The Company, LCC and Harney hereby agree that, effective as of the Separation Date (without any further action on behalf of the Company, LCC or Harney):

(i)                                     Harney shall cease to be an employee of the Company or any other Ladder Company, and, for purposes of the Employment Agreement, the Employment Period shall end on, and the Employment Termination Date shall be, the Separation Date;

(ii)                                  the Company shall thereafter (A) pay to Harney any Base Salary earned and unpaid as of the Separation Date, and (B) in accordance with Section 3(g) of the Employment Agreement, reimburse Harney for any out-of-pocket business expenses accrued and unreimbursed as of the Separation Date subject, in each case, to any required withholding;

(iii)                               in accordance with the last sentence of Section 3(c) of the Employment Agreement, since Harney has resigned his employment from Harney’s position as an employee of the Company effective on a date that is on or after the date five (5) years after the IPO Date and since as of the Separation Date Harney’s years of service with the Company plus Harney’s age equals at least 60, any and all unvested Harney Equity Incentives that vest based on performance will continue to be outstanding from and after the Separation Date (and will not be forfeited on the Separation Date), and will be eligible to vest after the Separation Date based on the particular performance vesting criteria that is applicable to such unvested Harney Equity Incentives;

(iv)                              from and after the Separation Date, except as expressly provided in clause (ii) of this Section 1(b), and except as otherwise described in Section 2 hereof with respect to TH Company (as herein defined) becoming an advisor to the Company after the Separation Date pursuant to the Advisory Agreement (as herein defined), Harney shall not be entitled to receive any compensation, payments or benefits of any nature whatsoever from the Company or any other Ladder Company (and, in particular, Harney shall not receive any cash bonus or grant of restricted stock with respect to calendar year 2019 in connection with Harney having been an employee of the Company for a portion of 2019 or any severance payments); and

(v)                                 Harney shall be deemed to have resigned from all of his positions as an officer of each Ladder Company (including the Company) and from all of his positions as a member of the board of directors of each Ladder Company, if applicable.  If requested by the Company, Harney will sign and deliver written resignation statements evidencing such resignations by Harney as of the Separation Date.

2.                                      Advisory Agreement with TH Company.  On or promptly after the Separation Date, the Company and Item Six Capital LLC, which is wholly-owned by Harney (“TH Company”) will enter into an Advisory Agreement substantially in the form attached hereto as Exhibit A (the “Advisory Agreement”) pursuant to which TH Company will provide advisory services to the Company in accordance with, pursuant to the terms of, and for the time period set forth in, the Advisory Agreement.

3.                                      Employee Benefits; COBRA.  Harney acknowledges and agrees that, effective as of the Separation Date, Harney will no longer be entitled to any employee benefits, except for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) that are mandated by law.  Effective as of the Separation Date, as required by the continuation coverage provisions of Section 4980B of the U. S. Internal Revenue Code of 1986, as amended (the “Code”), Harney shall be offered the opportunity to elect continuation coverage under the group medical plan(s) of the Company (“COBRA coverage”) at Harney’s cost.  On or promptly after the Separation Date, the Company shall provide Harney with the appropriate COBRA coverage notice and election form for this purpose.  Harney shall notify the Company within two weeks of any change in Harney’s circumstances that would warrant discontinuation of Harney’s COBRA coverage and benefits.  The existence and duration of Harney’s rights and/or the COBRA rights of any of Harney’s eligible dependents shall be determined in accordance with Section 4980B of the Code.

4.                                      Continuing Obligations of Harney.  Harney hereby acknowledges and agree that from and after the Separation Date, Harney will continue to be bound by, and will comply with, without limitation, the provisions of Sections 5, 7 and 9 of the Employment Agreement.

5.                                      Whistleblower Protections.  Nothing in this Agreement or the Employment Agreement shall prohibit or restrict Harney or Harney’s attorneys from:  (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law; (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; or (iii) accepting any U.S. Securities and Exchange Commission awards.  In addition, nothing in this Agreement prohibits or restricts Harney from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation.  Pursuant to 18 U.S.C. § 1833(b), Harney will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of any Ladder Company or any affiliate of any Ladder Company that (A) is made in confidence to a Federal, state, or local government official (either directly or indirectly) or to Harney’s attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If Harney files a lawsuit for retaliation by any Ladder Company for reporting a suspected violation of law, Harney may disclose the trade secret to Harney’s attorney and use the trade secret information in the court proceeding, provided that Harney files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.  Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

6.                                      No Employment Relationship upon the Separation Date.  Harney acknowledges and agrees that upon the occurrence of the Separation Date, Harney will no longer be an employee of the Company or any other Ladder Company.

7.                                      Representations and Warranties.

(a)                                 Harney hereby represents and warrants to the Company that (i) this Agreement constitutes a valid and binding obligation of Harney enforceable in accordance with its terms, except as such enforceability may be limited by (A) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, or (B) applicable equitable principles (whether considered in a proceeding at law or in equity); and (ii) the execution, delivery and performance of this Agreement by Harney will not result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which Harney is a party or by which Harney is bound.  Harney acknowledges and represents that he has not been denied any leave, benefits or rights to which he may have been entitled under any federal or state law, and that he has not suffered any job-related wrongs or injuries for which he might be entitled to compensation or relief.

(b)                                 The Company hereby represents and warrants to Harney that (i) the execution and delivery of this Agreement by the Company have been duly authorized by the Company; and (ii) this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (A) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, or (B) applicable equitable principles (whether considered in a proceeding at law or in equity).

(c)                                  LCC hereby represents and warrants to Harney that (i) the execution and delivery of this Agreement by LCC have been duly authorized by LCC; and (ii) this Agreement constitutes a valid and binding obligation of LCC, enforceable in accordance with its terms, except as such enforceability may be limited by (A) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, or (B) applicable equitable principles (whether considered in a proceeding at law or in equity)

8.                                      Governing Law.  THE CONSTRUCTION AND INTERPRETATION OF THIS AGREEMENT SHALL AT ALL TIMES AND IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAWS.  ANY CLAIM, COMPLAINT, OR ACTION BROUGHT UNDER THIS AGREEMENT SHALL BE BROUGHT IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, WHOSE COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER CLAIMS, COMPLAINTS, OR ACTIONS BROUGHT UNDER THIS AGREEMENT, AND THE COMPANY, LCC, AND HARNEY HEREBY AGREE AND SUBMIT TO THE PERSONAL JURISDICTION AND VENUE THEREOF.

9.                                      Counterparts; Signature Transmission.  This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Signatures transmitted by facsimile or electronic mail shall be binding as evidence of each party’s agreement to be bound by the terms of this Agreement.

10.                               Burden and Benefit.  This Agreement shall be binding upon the Company and LCC (and, to the extent applicable, the other Ladder Companies) and Harney, and shall inure to the benefit of the Company, LCC and Harney, and, in each case, their respective heirs, personal and legal representatives, successors and permitted assigns.  Harney’s rights and obligations under this Agreement may not be assigned by Harney and any such assignment shall be null and void.

11.                               Severability; Waiver.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions of this Agreement.  Failure to insist upon strict compliance with any term, covenant, or condition of this Agreement shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

12.                               Entire Agreement.  This Agreement (including the exhibit hereto and along with the Employment Agreement, the Option Agreements and the Restricted Stock Agreements) contains the entire agreement and understanding by and among the Company, LCC and Harney with respect to any services that Harney, has provided, or may provide, to the Company or any other Ladder Company (other than any services that may be provided by TH Company after the Separation Date pursuant to, and in accordance with, the terms of the Advisory Agreement) as well as with respect to the separation of Harney’s employment with the Company as of the Separation Date, and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

13.                               Remedies.  The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief and other equitable remedies, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

14.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Separation Agreement effective for all purposes and in all respects as of the day and year first above written.

LADDER CAPITAL FINANCE LLC

By:	/s/ Kelly Porcella
	Name:	Kelly Porcella
	Title:	General Counsel

LADDER CAPITAL CORP

By:	/s/ Kelly Porcella
	Name:	Kelly Porcella
	Title:	General Counsel

/s/ Thomas M. Harney
Thomas M. Harney

EXHIBIT A

FORM OF ADVISORY AGREEMENT

See attached.